                                                                 EXHIBIT 10(a)


                      ALLIED CAPITAL MORTGAGE CORPORATION
                         INVESTMENT ADVISORY AGREEMENT

          THIS AGREEMENT is made by and between Allied Capital Mortgage Corporation, a Maryland corporation (the "Company"), and Allied Capital Advisers, Inc., a Maryland corporation (the "Adviser").

1.        PURPOSE OF THE COMPANY.

          The Company is organized under the laws of the State of Maryland as a closed-end investment company registered as such under Investment Company Act of 1940 (the "ICA").

2.        THE INVESTMENT ADVISER.

          The Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and has entered into this Agreement with the Company to act as its investment adviser on the terms set forth herein.

3.        OBLIGATIONS OF THE ADVISER.

          The Company hereby engages the Adviser's services as the Company's investment adviser. As such, the Adviser will:

          (a) advise the Company as to the acquisition and disposition of securities, loans, real estate interests and other assets in accordance with the Company's investment policies;

          (b) make available and, if requested by entities in which the Company has invested or is proposing to invest, render managerial assistance to, and exercise management rights in, such entities;

          (c) provide to the Company office space and facilities and services to the extent required of the Adviser's officers and employees;

          (d) maintain the Company's books of account and other records and files;

          (e) report to the Company's Board of Directors, or to any committee or officer of the Company acting pursuant to the authority of the Board, at such times and in such detail as the Board deems appropriate in order to enable the Company to determine that its investment policies are being observed and implemented and that the Adviser's obligations hereunder are being fulfilled. Any investment program undertaken by the Adviser pursuant hereto and any other activities undertaken by the Adviser on the Company's behalf shall at all times be subject to any directives of the Company's Board of Directors or any duly constituted committee or officer of the Company acting pursuant to authority of the Company's Board of Directors; and

          (f) subject to the Company's investment policies and any specific directives from the Company's Board of Directors, effect acquisitions and dispositions for the Company's account in the Adviser's discretion and to arrange for the documents representing investments acquired to be delivered to a custodian of the Company; and

          (g) on a continuing basis, monitor, manage and service the Company's loan and/or investment portfolio.

4.        EXPENSES TO BE PAID BY THE ADVISER.

          The Adviser will pay for its own account all expenses incurred by the Adviser in rendering the services to be rendered by the Adviser hereunder. Without limiting the generality of the foregoing, the Adviser will pay the salaries and other employee benefits of the persons in its organization whom the Adviser may engage to render such services, including without limitation persons who may from time to time act as the Company's officers. Notwithstanding the foregoing, the Board of Directors of the Company may, in its sole discretion, award to such officers options to acquire shares of the Company's common stock, which shall not be deemed part of their salaries or other employee benefits for the purpose of this paragraph.

5.        EXPENSES TO BE PAID BY THE COMPANY.

          The Company will reimburse the Adviser promptly, against the Adviser's voucher, for any expenses incurred by the Adviser for the Company's account. Without limitation, such expenses shall include all expenses of any offering and sale by the Company of its shares and, except as otherwise specifically provided above, all expenses of the Company's operations; the fees and disbursements of the Company's counsel, accountants, custodian, transfer agent and registrar; the costs related to promoting the Company's stock; fees and expenses incurred in producing and effecting filings with federal and state securities administrators; costs of the Company's periodic reports to and other communications with the Company's shareholders; fees and expenses of members of the Company's Board of Directors who are not directors, officers or employees of the Adviser or of any entity affiliated with the Adviser, and fees of directors who are such officers, directors or employees; premiums for the fidelity bond maintained by the Company pursuant to ICA Section 17; and all transaction costs incident to the acquisition and disposition of securities by the Company in proportion to the Company's participation therein, including, without limitation, legal and accounting fees and other professional or technical fees and expenses (e.g., credit report, title search and delivery charges, costs of specialized consultants such as accountants or industry-specific technical experts, and deal-specific travel expenses) incurred in monitoring, negotiating and working-out such investments as well as responding to any litigation arising therefrom. If the Company for its corporate purposes uses the services of attorneys or paraprofessionals on the staff of the Adviser in lieu of outside counsel, the Company will reimburse the Adviser for such services at hourly rates calculated to cover the cost of such services, as well as for incidental disbursements. The Company will reimburse the Adviser promptly, against the Adviser's voucher, for (a) any origination fee with respect to any loan or investment made by the Company that was identified or referred to the Company by any third party with which the Company or the Adviser then has a written agreement or arrangement that specifies the amount or rate of such fee or (b) any origination fee with respect to any loan or investment made by the Company that was identified or referred to the Company by any third party with which the Company or the Adviser then does not have a written agreement or arrangement. All such origination fees reimbursed to the Adviser will be reviewed as of the end of each calendar quarter by the Company's Board of Directors.

6.        RECEIPT OF FEES.

          All fees that may be paid by or for the account of an entity in which the Company has invested or is proposing to invest in connection with an investment transaction in which the Company participates or provides follow-on managerial assistance will be treated as commitment fees or management fees and will be received by the Company, pro rata to the Company's participation in such transaction. Nevertheless, the Adviser will be entitled to retain for its own account any fees paid to the Adviser by or for the account of any entity, including an entity in which the Company may have invested, for special investment banking or consulting work performed for the entity which is not related to such transaction or follow-on managerial assistance. The Adviser will report to the Company's Board of Directors not less often than quarterly all fees received by the Adviser from any source and whether, in its opinion, any such fee is one that the Adviser is entitled to retain under the provisions of the paragraph. In the event that any member of the Company's Board of Directors should disagree, the matter shall be conclusively resolved by a majority of the Company's Board of Directors, including a majority of its members who are not interested persons of the Company.

7.        COMPENSATION TO THE ADVISER.

          The Company will, during the term of this Agreement, pay to the Adviser, an investment advisory fee equal to (a) 3.5% per year of the average of the quarter-end values of the Company's consolidated total assets (less the Company's Interim Investments, as defined below, and cash) for such year (the "Base Fee"), and (b) 0.125% per quarter of the quarter-end values of the Company's consolidated Interim Investments and cash. For this purpose "Interim Investments" are defined as short-term securities issued or guaranteed by the U.S. government or an agency or instrumentality thereof, or in repurchase agreements fully collateralized by such securities.

          Upon the completion of an annual audit at the end of each calendar year, the Base Fee may be increased or decreased depending on the amount, if any, by which the investment performance of the Company is greater or less than 13%. At the end of each of the Company's fiscal years, the net asset value per share will be calculated by the Company's auditors. The investment return of the Company in a particular year will be the sum of: (a) the change in its net asset value per share during such year; (b) the value of its cash distributions per share during such year; and (c) the value of capital gains taxes per share paid or payable, if any, on undistributed realized long-term capital gains during such year. The investment performance of the Company for such year will be its investment return expressed as a percentage of its net asset value per share at the beginning of such year. (For this purpose, the value of cash distributions per share and capital gains taxes per share paid or payable on undistributed realized long-term capital gains will be treated as reinvested in shares of the Company at the net asset value per share in effect at the close of business on the record date for the payment of such distributions and the date on which provision is made for such taxes, respectively, after giving effect to such distributions and taxes.) To the extent the investment performance of the Company exceeds 13% for that year, one-fifth of one percentage point will be added to the Base Fee for every one percentage point of the difference between the investment performance of the Company and 13%. The maximum amount added to the Base Fee will be one percentage point, with the adjusted Base Fee not to exceed 4.5%. To the extent the investment performance of the Company is less than 13% for that year, one-fifth of one percentage point will be subtracted from the Base Fee for every one percentage point of the difference between the investment performance of the Company and 13%. The maximum amount subtracted from the Base Fee will be one percentage point, with the adjusted Base Fee not to be lower than 2.5% (the "Minimum Base Fee"). For purposes of calculating the adjustment to the Base Fee, performance percentages will be rounded off to the nearest whole percentage.

          The Company will, during the term of this Agreement, pay to the Adviser, quarterly, the Minimum Base Fee equal to 0.625% per quarter (2.5% on an annualized basis) of the quarter-end value of the Company's consolidated total assets (less the Company's Interim Investments and cash). The Company will also pay 0.125% per quarter (0.5% on an annualized basis) of the quarter-end value of the Company's consolidated Interim Investments and cash.

          For the purpose of calculating the investment advisory fee, the values of the Company's assets will be determined as of the end of each calendar quarter by the Board of Directors. The Company will pay the Minimum Base Fee and the fee on Interim Investments and cash with respect to a calendar quarter as soon as practicable after the values of the Company's assets have been determined for such quarter. The Company will pay the difference between the Minimum Base Fee and the Base Fee as soon as practicable after the values of the Company's assets have been determined for the year-end. If the termination of the Adviser's services hereunder does not coincide with the last day of a calendar quarter or the year-end, then the Minimum Base Fee determined in accordance with this paragraph shall be multiplied by the ratio of the number of days in such quarter during which the Adviser rendered services to the total number of days in such quarter, with corresponding treatment for calculating any adjustments to the Base Fee.

8.        INDEMNIFICATION OF THE ADVISER.

          The Company confirms that in performing services hereunder the Adviser will be an agent of the Company for the purpose of the indemnification provisions of the Company's Bylaws, subject, however, to the same limitations as though the Adviser were a director or officer of the Company. The Adviser shall not be liable to the Company, its shareholders or its creditors except for violations of law or for conduct which would preclude the Adviser from being indemnified under such provisions.

9.        APPROVAL OF THE AGREEMENT.

          The Company represents that the Company's Board of Directors, including a majority of its members who are not interested persons of the Company, approved this Agreement at a meeting held on March __, 1996 at which a quorum was personally present, and a majority, as defined in the ICA, of the Company's shareholders approved it at a meeting held on the date hereof. This Agreement shall continue in effect for two years from its effective date and thereafter from year to year as long as such continuance is specifically approved at least annually by the Company's Board of Directors, including a majority of its members who are not interested persons of the Company, or by vote of the holders of a majority, as defined in the ICA, of the Company's outstanding voting securities.

10.       TERMINATION OF THE AGREEMENT.

          The foregoing notwithstanding, this Agreement may be terminated by the Company at any time, without payment of any penalty, on sixty (60) days' written notice to the Adviser if the decision to terminate has been made by the Company's Board of Directors or by vote of the holders of a majority, as defined in the ICA, of the Company's outstanding voting securities. This Agreement will terminate automatically in the event of its assignment, as defined in the ICA. The Adviser may also terminate this Agreement on sixty
(60) days' written notice to the Company provided; however, that the Adviser may not terminate this Agreement unless another investment adviser has been approved by the vote of a majority, as defined in the ICA, of the Company's outstanding securities and by the Company's Board of Directors, including a majority of its members who are not parties to such agreement or interested persons of any such party.

11.       JURISDICTION.

          This Agreement shall be governed by the laws of the State of Maryland.

       IN WITNESS WHEREOF, the parties have executed this Agreement on and as of 1996.


                                   ALLIED CAPITAL MORTGAGE CORPORATION


Attest:                            By:
       -----------------------        -----------------------------
       T. R. Salley, Secretary        David Gladstone, President


                                   ALLIED CAPITAL ADVISERS, INC.


Attest:                            By:
       -----------------------        -----------------------------
       T R. Salley, Secretary         Joan M. Sweeney, President